UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 19, 2010

VOYAGER OIL & GAS, INC.

(formerly known as ante4, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2812 1st Ave N, Suite 506
Billings, MT 59101

(Address of principal executive offices, including zip code)

(406) 245-4902

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 — FINANCIAL INFORMATION

Item 2.02              Results of Operations and Financial Condition.

On July 19, 2010 Voyager Oil & Gas, Inc. (the “Company”) provided an operations update related to drilling and completion activity in its Williston Basin Bakken and Three Forks, D-J Basin Niobrara and Tiger Ridge prospects.

WILLISTON BASIN BAKKEN AND THREE FORKS

The Company currently controls approximately 24,000 net acres in the Williston Basin.  Since April 16, 2010, the Company has acquired approximately 18,000 net acres primarily in Williams and McKenzie Counties, North Dakota.  The Company has also participated in six Bakken oil wells, including the Brigham operated Ross-Alger 6-7 #1H which reported initial production of 3,070 barrels of oil equivalent per day (BOEPD).  To date, Company acreage has been included in approximately 74 permits to drill Bakken wells expected to spud within the next six months.  The Company continues to lease prospective acreage using its competitive advantage targeting non-operated working interests in delineated areas of high quality production.

D-J BASIN NIOBRARA

The Company announced the 48,000 net acre Niobrara development program with Slawson Exploration on June 28, 2010.  The Company is participating on a heads-up basis for a 50% working interest in Slawson’s 48,000 acre position.  Since that announcement, Slawson has spud the Bushwacker 24-11-67 well targeting the Niobrara formation. The Bushwacker is the first in a series of  three test wells planned for 2010 and the first of 60 wells planned through 2011.

TIGER RIDGE GAS

The Company controls approximately 65,000 net acres in and around the Tiger Ridge Gas Field in Montana.  The Company is currently conducting seismic testing and plan to participate in the drilling of three wells with Devon Energy, with the first two wells in the series already spud and a third planned for late third quarter of 2010.

HEATH OIL SHALE

The Company owns 33,500 net acres targeting the Heath Oil Shale of Central Montana.  The Company has begun to see substantial permitting activity and expects its acreage to be included in a number of wells to spud in the fourth quarter of 2010.  The Heath Oil Shale is very similar to the Bakken and the play contains many of the same development partners.

RECENT WELL ACTIVITY

Well Name	Status	Spud Date	Well Type	Partner	Interest	BOEPD
Ripper #1-22H	Producing	11/23/2009	Horizontal Bakken	Slawson	1.11%	2,369
Ross-Alger 6-7 #1H	Producing	4/21/2010	Horizontal Bakken	Brigham	7.71%	3,070
Larsen 3-10 #1H	Drilling	5/17/2010	Horizontal Bakken	Brigham	0.10%
Vixen #1-19-30H	Drilling	6/24/2010	Horizontal Bakken	Slawson	2.28%
Andre 5501 13-4H	Drilling	6/14/2010	Horizontal Bakken	Oasis	11.06%
Ellis 5602 42-8H	Rigging up	7/21/2010	Horizontal Bakken	Oasis	0.22%
Bonus LLC 28-15-27-19	Drilling	7/1/2010	Conventional Gas	Devon	38.28%
State 24-09-27-19	Drilling	6/15/2010	Conventional Gas	Devon	35.78%
State 26-01-27-19	Proposed	8/15/2010	Conventional Gas	Devon	21.88%

SAFE HARBOR

This report contains forward-looking statements regarding future events and the Company’s future results.  All statements other than statements of historical facts included in this report, such as statements regarding the Company’s business strategy and prospects, are forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions about future events and involve inherent risks and uncertainties.  Important factors (many of which are beyond the Compnay’s control) could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which the Company conducts business; fluctuations in commodities prices, particularly oil and natural gas; competition in obtaining rights to explore oil and gas reserves; and other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services and prices.

A copy of the press release which the Company issued reporting the foregoing information is attached as Exhibit 99.1.  The information in this Item 2.02, and the press release attached hereto as Exhibit 99.1, shall be deemed to be “filed” under the Exchange Act.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits:

99.1       Press release dated July 19, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2010

VOYAGER OIL & GAS, INC.

/s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

EXHIBIT INDEX

to

FORM 8-K

VOYAGER OIL & GAS, INC.

Date of Report:	Commission File No.:
July 19, 2010	0-50848

Exhibit No.	ITEM

99.1	Press Release dated July 19, 2010.